      As filed with the Securities and Exchange Commission on July 19, 2002
                                                    Registration No. 333-_____
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------
                          SECURITY ASSET CAPITAL CORP.
             (Exact name of registrant as specified in its charter)

             NEVADA                                      95-4729666
 (State or other jurisdiction                (IRS Employer Identification No.)
 of incorporation or organization)


                            701 B STREET, SUITE 1775
                           SAN DIEGO, CALIFORNIA 92101
               (Address of principal executive offices) (Zip Code)
                  ---------------------------------------------
                             2002 STOCK OPTION PLAN
                                        &
                              CONSULTING AGREEMENTS
                                        &
                             COMPENSATION AGREEMENT
                            (Full Title of the Plan)
                  ---------------------------------------------
                                DARRELL G. MUSICK
                                    PRESIDENT
                            701 B STREET, SUITE 1775
                           SAN DIEGO, CALIFORNIA 92101

                     (Name and address of agent for service)
                                 (619) 232-9950
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------
                                   Proposed         Proposed
Title of                           Maximum          Maximum
Securities        Amount           Offering         Aggregate       Amount of
to be             to be            Price            Offering        Registration
Registered        Registered(1)    Per Share(2)     Price(2)        Fee
----------        -----------      ------------     ----------      -----------
Common Stock      8,600,000        $0.15            $ 1,290,000     $119.00
$.001 par value
per share
--------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2002 Stock Option Plan, Consulting Agreements and Compensation Agreement, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Security Asset Capital Corp.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Security Asset Capital Corp. on July 17, 2002 as reported on the Over the Counter Bulletin Board.

                                EXPLANATORY NOTE

         The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to employees, non-employee directors and consultants of Security Asset Capital Corp.

Prospectus

                          SECURITY ASSET CAPITAL CORP.

                        6,600,000 SHARES OF COMMON STOCK


                               issued pursuant our

                CONSULTING AGREEMENTS AND COMPENSATION AGREEMENT


         This prospectus relates to the sale of up to 6,6000,000 shares of common stock of Security Asset Capital Corp. offered by certain holders of our securities acquired pursuant to our Consulting Agreements and Compensation Agreement. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

         Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "SCYA." On July 17, 2002, the closing sale price of the common stock was $0.15 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is July 19, 2002.

                                TABLE OF CONTENTS
                                                                            PAGE

Prospectus Summary                                                            5
Risk Factors                                                                  6
Selling Stockholders                                                         10
Plan of Distribution                                                         11
Interests of Named Experts and Counsel                                       12
Incorporation of Certain Documents by Reference                              12
Disclosure of Commission Position on Indemnification For
  Securities Act Liabilities                                                 12
Available Information                                                        13

                               PROSPECTUS SUMMARY
GENERAL OVERVIEW


         The Company was founded on September 22, 1993 to build, through acquisition and development, a team of vertically integrated companies structured to achieve maximum economic advantage within the asset liquidation industry. The Company has created direct relationships with most of the large and medium size financial institutions. The Company is one of the original members of the nation-wide Debt Buyers Association and the Company communicates with over 400 institutional sellers of credit card loan portfolios on a regular basis. The main direction and focus of the Company is in concentrating its efforts on launching the Debt Registry(TM). The Debt Registry(TM) is a patented online data warehouse for the ownership and the continuous update of all consumer debt portfolio transactions for the financial services industry. The Company has teamed with Expanets, Inc. the nation's largest and leading provider of converged communications solutions to businesses ranging from 20 to 500 employees, for the development and deployment of the primary and operational system and is in the process of signing up major financial institutions and portfolio buyers. The Debt Registry(TM) is a wholly-owned subsidiary of Security Asset Capital Corporation and is using a state-of-the art, n-tier, web-based architecture, to eliminate the need to install software on individual desktops, and allow clients in all parts of the U.S. to access the data repository via the Internet. Overall, management estimates that in current inventories available from financial institutions there is approximately ninety billion dollars of delinquent credit card debt in the United States alone.

         Our principal offices are located at 701 B Street, Suite 1775, San Diego, California 92101, and our telephone number is (619) 232-9950. Security Asset Capital Corp. was formed under the laws of the state of Nevada.


THIS OFFERING


Shares of common stock outstanding prior to this offering.............35,176,710

Shares offered in this prospectus......................................6,600,000

Total shares outstanding after this offering..........................43,776,710

Use of proceeds.................        We will not receive any proceeds from
                                        the sale of the shares of common stock
                                        offered in this prospectus.

                                  RISK FACTORS


LIMITED OPERATING HISTORY.

         Although the Company was founded in 1993, its subsidiary, Broadband Technologies, Inc., is in its initial stages of development and lacks substantial prior operating history. Broadband Technologies, Inc.'s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as the delivery of video over the Internet. Such risks include, but are not limited to, an evolving and unproven business model and the management of growth. To address these risks, the Company must, among other things, maintain and significantly increase its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology, provide superior customer service, respond to competitive developments, and attract, retain and motivate qualified personnel. There is no assurance that the Company's business strategy will be successful, or that additional capital will not be required to continue business operations. The Company has limited working capital and material tangible assets. To date, Broadband Technologies, Inc. has not created any revenues and, as a result of the significant expenditures that the Company plans to make in sales and marketing, research and development and general and administrative activities over the near term, the Company expects that Broadband Technologies, Inc. will continue to incur significant operating losses and negative cash flows from operations on both a quarterly and annual bases for the foreseeable future. There can be no assurance that the Company or Broadband Technologies, Inc. will ever achieve or be able to sustain profitability. The Debt Registry(TM), Inc. completed its initial phase of funding to produce the primary and operational system. The company has teamed up with Expanets, Inc., the nation's largest and leading provider of converged communications solutions to businesses ranging from 20-500 employees, for development and deployment of this patented online registration and tracking system for consumer debt portfolio transactions for the financial services industry. However, the Company lacks a substantial prior operating history and the Debt Registry's(TM) prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets. Such risks include, but are not limited to, an evolving and unproven business model and the management of growth. To address these risks, the Company must, among other things, maintain and significantly increase its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology, provide superior customer service, respond to competitive developments, and attract, and motivate qualified personnel. There is no assurance that the Company's business strategy will be successful, or that additional capital will not be required to continue business operations.

DEPENDENCE ON KEY MANAGEMENT.

         The Company is highly dependent on the services of Darrell Musick, President, and Daniel J. Hill, Chairman of the Board Of Directors of Broadband Technologies, Inc. and Michael Seigfried, President of the Debt Registry(TM), and Daniel Johnson, also of the Debt Registry(TM). The loss of their services could have a materially adverse impact on the Company. The Company does not currently maintain any key-man life insurance policy with respect to any of these key management personnel.

POSSIBLE DIFFICULTY IN RAISING ADDITIONAL EQUITY CAPITAL.

         There is no assurance that the Company will be able to raise equity capital in an amount which is sufficient to continue operations. In the event the Company requires financing, the Company will seek such financing through bank borrowing, debt or equity financing, corporate partnerships or otherwise. There can be no assurance that such financing will be available to the Company on acceptable terms, if at all. The Company does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of the Company's Common Stock or Preferred Stock on terms that have not yet been established.

POSSIBLE ISSUANCE OF ADDITIONAL SHARES.

         The Company has authorized 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. At December 31, 2001, there were 28,196,710 shares of Common Stock and 2,579,154 shares of Preferred Stock outstanding. Accordingly, the Company had authorized, but un-issued, 71,803,290 shares of Common Stock and 7,420,846 shares of Preferred Stock available for future issuance. The Company may issue shares of Stock beyond those already issued for a variety of reasons such as for cash, conversion of debt, services, or as employee or consultant incentives. To the extent that additional shares of Common Stock or Preferred Stock are issued, thereby increasing the number of the Company's issued and outstanding shares of Stock, the book value per share may be diluted. 6 RISKS OF RAPID GROWTH. The Company anticipates a period of rapid growth, which may place strains upon the Company's management and operational resources. The Company's ability to manage growth effectively will require the Company to integrate successfully its business and administrative operations into one dynamic management structure.

DIVIDENDS NOT LIKELY.

         No dividends on the Company's Common Stock have been declared or paid by the Company to date. The Company does not presently intend to pay dividends on shares for the foreseeable future, but intends to retain all earnings, if any, for use in the Company's business. There can be no assurance that dividends will ever be paid on the Common Stock of the Company.

RECEIVABLES MAY NOT BE COLLECTIBLE.

         The Company purchases, collects and manages previously defaulted consumer receivables generated by consumer credit card and other consumer credit transactions. These are obligations that the individual consumer has failed to pay when due. The Company purchases the receivables from credit grantors, including banks, finance companies, and other service providers. Substantially all of the receivables consist of account balances that the credit grantor has deemed uncollectible and has been charged off from its balance sheet. Before we purchase the receivables, the credit grantors generally make numerous attempts to collect on the defaulted accounts. Credit grantors typically use their in-house collection departments, as well as third-party collection agencies to attempt to collect on the overdue payments. We purchase the receivables at a significant discount to the amount the customer owes. We believe we can successfully obtain recoveries on the receivables in amounts in excess of the amount the Company pays for the receivables. Despite this belief, actual recoveries on the receivables may vary as the result of a variety of factors within and beyond our control and may be less than the amount the Company expects to recover.

RISKS ASSOCIATED WITH NEW PRODUCTS AND NEW MARKETS.

         The market for Internet video services and for The Debt Registry(TM) are characterized by rapid technological changes, changing customer requirements, frequent service and product enhancements and introductions, and emerging industry standards. The introduction of services or products embodying new technologies and the emergence of new industry standards can render existing services or products obsolete and unmarketable. The Company's, Broadband Technologies, and the Debt Registry's(TM) future success will depend, in part, on its ability to develop and use new technologies, respond to technological advances, enhance its existing services and products and, develop new services and products on a timely and cost-effective basis. There can be no assurance that the Company will be successful in effectively developing or using new technologies, responding to technological advances or developing, introducing or marketing service and product enhancements or new services and products. In addition, the Company may enter into new markets in connection with enhancing its existing services and products and developing new services and products. There can be no assurance that the Company will be successful in pursuing new opportunities or will compete successfully in any new markets. There can be no assurance that a market for Internet video delivery services will develop or that any such market, if developed, will offer significant revenue opportunities for specialized video delivery service providers such as the Company. The Company's customers have only limited experience, if any, with Internet video as a marketing, advertisement and entertainment medium, and neither its customers nor their advertising agencies have devoted a significant portion of their budgets to using Internet video. In order for the Company to generate revenues, Web site owners, advertisers and entertainment companies must direct a portion of their budgets to Internet-based content delivery, marketing and advertising that incorporate video. If not, the Company's business, prospects, financial condition and results of operations from Broadband Technologies, and the Debt Registry(TM) would be materially adversely affected.

SUBSTANTIAL COMPETITION.

         A number of the Company's competitors have significantly greater financial, technical, administrative, manufacturing, marketing and other resources than the Company. Some of the our competitors also offer a wider range of services and products than us and have greater name recognition and more extensive customer bases than we do. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than we can and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than we can. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share. The general financial success of companies within the debt collection and Internet industries over the past several years has strengthened existing competitors. We believe that such success will continue to attract new competitors to these industries, such as software development companies, insurance companies, providers of online financial and information services and others. While it is not possible to predict the type and extent of competitive services that other firms ultimately may offer or whether regulatory or legislative barriers will be repealed or modified, firms such as the Company may be adversely affected by such competition. 7 The bases of competition in markets for video delivery include transmission speed, reliability of service, ease of access price/performance, ease-of-use, content quality, quality of presentation, timeliness of content, customer support, brand recognition, number of end-users directed to client Web sites, data reporting and operating experience. Broadband Technologies, Inc. must overcome significant barriers to entry into the video delivery market as a result of its limited operation history and relatively untested operating system on the market. Many of the Broadband Technologies, Inc.'s competitors have substantially greater financial, technical, managerial and marketing resources, longer operating histories, greater name recognition more established relationships with customers and content providers. Such competitors may be able to devote more resources to developing Internet services or online content than Broadband Technologies, Inc. Our ability to achieve and maintain a leadership position in the Internet video delivery market will depend, among other things, on the Broadband Technologies, Inc.'s ability to provide high-speed, high-quality video over the Internet, which cannot be assured. There can be no assurance that the Company or Broadband Technologies, Inc. will be able to compete effectively with current or future competitors or that the competitive pressures faced by the Company or Broadband Technologies, Inc. will not have a material adverse effect on the Company's or Broadband Technologies, Inc.'s business, financial condition and operating results. The bases of competition in markets for the Debt Registry(TM) while limited at this time could change and have material financial advantages over the Company's. The Debt Registry(TM) must overcome significant barriers to entry into the financial services market and as a result of its limited operation history and relatively untested operating system on the market. The Debt Registry(TM) has no competitors at this time however, in the future competitors may enter this market and have substantially greater financial, technical, managerial and marketing resources, longer operating histories, greater name recognition more established relationships with customers and content providers. Such competitors may be able to devote more resources to developing Internet services or online content than the Debt Registry(TM). Our ability to achieve and maintain a leadership position in the market will depend, among other things, on the Debt Registry's(TM) ability to provide the system and services to record all of the debt transactions, which cannot be assured. There can be no assurance that the Company or the Debt Registry(TM), Inc., will be able to compete effectively with current or future competitors or that the competitive pressures faced by the Company or the Debt Registry's(TM) will not have a material adverse effect on the Company's or the Debt Registry's(TM) business, financial condition and operating results.

DEPENDENCE ON COMPUTER SYSTEMS.

         The Company, Broadband Technologies, and the Debt Registry(TM), operate through a variety of electronic mediums, including the Internet, automated touch-tone telephones, and personal computers. These methods are heavily dependent on the integrity of the electronic systems supporting them. Extraordinary user volumes could cause the Company's computer systems to operate at an unacceptably low speed or even fail. Any significant degradation or failure of the Company's computer systems or any other systems (e.g. online service providers, record keeping and data processing functions performed by third parties and third-party software, such as Internet browsers) could cause customers to suffer delays in receiving services. Such delays could cause substantial losses for customers and could subject the Company, Broadband Technologies, or the Debt Registry(TM) to claims from customers for losses, including litigation claiming fraud or negligence. There can be no assurance that the Company's, Broadband Technologies, or the Debt Registry's(TM) network structure will operate appropriately in the event of a computer systems failure or that, in the event of a tornado, fire or any other natural disaster, power or telecommunications failure, act of god or war, the Company, Broadband Technologies, or the Debt Registry(TM) will be able to prevent an extended computer systems failure. Any computer systems' failure that causes interruptions in the Company's, Broadband Technologies, or the Debt Registry's(TM) operations could have a material adverse effect on the Company's, Broadband Technologies, and the Debt Registry's(TM) business, financial condition and operating results.

DEPENDENCE ON INCREASED USAGE AND STABILITY OF THE INTERNET.

         Critical issues regarding the stability of the Internet's infrastructure remain unresolved. The rapid rise in the number of Internet users and increased transmission of audio, video, graphical and other multimedia content over the Web has placed increasing strains on the Internet's communications and transmission infrastructures. Continuation of such trends could lead to significant deterioration in transmission speeds and reliability of the Internet and could reduce the usage of the Internet by businesses and individuals. Any failure of the Internet to support the ever-increasing number of users due to inadequate infrastructure, or otherwise, could materially and adversely affect the acceptance of the Company's products and services which would, in turn, materially and adversely affect the Company's business, prospects, financial condition and results of operations.

         RISKS ASSOCIATED WITH STRATEGIC ACQUISITIONS AND RELATIONSHIPS.

         The Company has pursued and may in the future pursue strategic acquisitions of complimentary businesses and technologies. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention to other business concerns, amortization of acquired intangible assets, and potential loss of key employees of acquired companies. To date, the Company has experienced favorable results in connection with its strategic acquisitions. Nevertheless, there can be no assurance that the Company will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future or that any acquisition will enhance the Company's business, financial condition or operating results. The Company also has established a number of strategic relationships with debt collectors. The Company's strategic relationships have been entered into only recently and there can be no assurance that any such relationships will be maintained, and that if such relationships are maintained, they will be successful.

         DEPENDENCE ON INTELLECTUAL PROPERTY RIGHTS; LACK OF REGISTRATION
         THEREOF.

         The Company's and Broadband Technologies, Inc.'s success and ability to compete are dependent to a significant degree on its proprietary technology. The Company, Broadband Technologies, and the Debt Registry(TM) regard their technology as proprietary and attempt to protect it with patents, copyrights, trademarks, trade secret laws, restrictions on disclosure and other methods. The Company, Broadband Technologies, the Debt Registry's(TM) rely primarily on state and federal copyright, trade secret and trademark common law to protect their proprietary technology. The Company, Broadband Technologies, and the Debt Registry(TM) have several unregistered trademarks and various unregistered copyrights. Broadband Technologies, Inc. has patents pending with respect to its technology. The Debt Registry(TM) Inc., has patents pending with respect to its technology. There can be no assurance that any patent will issue from these applications or that, if issued, any claims allowed will be sufficiently broad to protect the technology. In addition, there can be no assurance that any patent will not be challenged, invalidated or circumvented, or that any rights granted there under would provide proprietary protection. It is the Company's, Broadband Technologies, and the Debt Registry's(TM) policy to enter into confidentiality and non-competition agreements with their associates and generally to control access to and distribution of its proprietary technology. Notwithstanding the precautions taken by the Company, Broadband Technologies, and the Debt Registry(TM) to protect their intellectual property rights, it is possible that third parties may copy or otherwise obtain and use the Company's, Broadband Technologies, and the Debt Registry's(TM) proprietary technology without authorization or otherwise infringe on the Company's, Broadband Technologies, and the Debt Registry's(TM) proprietary rights. It is also possible that third parties may independently develop technologies similar to those of the Company, Broadband Technologies, and the Debt Registry(TM). Policing unauthorized use of the Company's, Broadband Technologies, and the Debt Registry's(TM) intellectual property rights may be difficult, particularly because it is difficult to control the ultimate destination or security of information transmitted over the Internet. The Company, Broadband Technologies, and the Debt Registry(TM) believe that due to the rapid pace of technological innovation for Internet products and services, the Company's, Broadband Technologies, and the Debt Registry's(TM) ability to establish and maintain a position of technology leadership in the industry depends more on the skills of its development personnel than upon the legal protections afforded its existing technology. In addition, the laws of foreign countries may afford inadequate protection of intellectual property rights.

         GOVERNMENT REGULATION.

         The Company is not a credit card issuer. Even so, certain of its operations may be affected by laws and regulations applicable to credit card issuers. The relationship of a customer and a creditor is extensively regulated by federal and state consumer protection and related laws and regulations. Significant laws include the Fair Debt Collection Practices Act ("FDCPA"), Federal Truth-In-Lending Act, Fair Credit Billing Act, as well as applicable comparable statutes in the states in which customers reside or in which the financing institutions who originated the credit account are located. Failure to comply with applicable federal and state laws and regulations could have a material adverse effect on the Company. Applicable laws and regulations may limit the Company's ability to collect amounts owing with respect to receivables, regardless of any act or omission on the part of the Company. No assurance can be given that any indemnities received from the financial institutions who originated the credit account will be adequate to protect the Company from losses on the receivables or liabilities to customers. Any new laws or rulings that may be adopted, and existing consumer protection laws may adversely affect the Company's ability to collect the receivables. In addition, the failure of the Company and its affiliates to comply with such requirements could adversely affect the Company's ability to enforce the receivables and result in liability. The Company conducts a significant portion of its business through the Internet and other electronic mediums and intends to expand its use of such mediums. To date, the use of the Internet has been relatively free from regulatory restraints. The SEC and certain states, however, are beginning to address the regulatory issues that may arise in connection with the use of the Internet. Accordingly, new regulations or interpretations probably will be adopted that constrain the Company's ability to transact business through the Internet or other electronic mediums. Any additional regulation of the Company's use of electronic mediums could render its business or operations more costly, less efficient, or even impossible.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                SHARES BENEFICIALLY OWNED                            SHARES BENEFICIALLY OWNED
                              -----------------------------                        -----------------------------
                                  PRIOR TO THE OFFERING                                 AFTER THE OFFERING

                                                                     TOTAL
        NAME                     NUMBER            PERCENT       SHARES OFFERED        NUMBER          PERCENT
        ----                     ------            -------       --------------        ------          -------
Lawrence Dwyer                   500,000            1.42%           500,000                 0              -

James D Burchetta              3,000,000             8.5%         3,000,000                 0              -

Charles Brofman                3,000,000             8.5%         3,000,000                 0              -

Gregory Sichenzia (1)            100,000              *             100,000                 0              -

         * Less than 1%


The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Member of the firm Sichenzia Ross Friedman Ference LLP, Securities counsel to Security Asset Capital Corp.

                              PLAN OF DISTRIBUTION

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman & Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Members of such firm have received shares of common stock, for services rendered, which are registered hereunder.


                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

         o Reference is made to the Registrant's annual report on Form 10-KSB/A, as filed with the SEC on June 6, 2002 which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 21, 2002 which is hereby incorporated by reference.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Darrell G. Musick, President, 701 B Street, Suite 1775, San Diego, California 92101.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Over-The-Counter Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                            ------------------------





                        6,600,000 SHARES OF COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                                 ---------------

                                  July 19, 2002

                                     PART I

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2002 Stock Option Plan, Consulting Agreements and Compensation Agreement as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission, SEC (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND 2002 STOCK OPTION PLAN AND CONSULTING AGREEMENTS AND COMPENSATION AGREEMENT INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2002 Stock Incentive Plan and Compensation Agreement are available without charge by contacting:

                                Darrell G. Musick
                                    President
                            701 B Street, Suite 1775
                           San Diego, California 92101


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:


         o Reference is made to the Registrant's annual report on Form 10-KSB/A, as filed with the SEC on June 6, 2002 which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 21, 2002 which is hereby incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman & Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Members of such firm have received shares of common stock, for services rendered, which are registered hereunder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Nevada Revised Statute Section 78.7502 provides for the elimination or limitation of liability for directors and officers who acted in good faith and in a manner not reasonably believed to be opposed to the best interests of the company. Section 78.037 provides that indemnification is not authorized for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payments of distributions in violation of Nevada Revised Statute Section 78.300.

            The effect of these provisions will be to eliminate the rights of Security Asset and its stockholders, through shareholders' derivative suits of behalf of Security Asset, to recover monetary damages against a director for breach of fiduciary duty as a director, except in situations described in clauses (a) - (b) of the preceding paragraph.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   EXHIBIT
         ------   -------

         4.1      2002 Stock Option Plan

         4.2      Compensation Agreement

         4.3 Consulting Agreement between Security Asset Capital Corporation and James D. Burchetta.

         4.4 Consulting Agreement between Security Asset Capital Corporation and Charles S. Brofman.

         4.5 Consulting Agreement between Security Asset Capital Corporation and Lawrence Dwyer.

         5.1      Opinion of Sichenzia Ross Friedman & Ference LLP

         23.1     Consent of Hurley and Company, Certified Public Accountants

         23.2 Consent of Sichenzia Ross Friedman & Ference LLP is contained in Exhibit 5.1.


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on July 19, 2002.


                                                SECURITY ASSET CAPITAL CORP.

                                                By: /s/ Darrell G. Musick
                                                   ------------------------
                                                Darrell G. Musick, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on July 19, 2002.


                                                By:/s/ David R. Walton
                                                   ----------------------
                                                David R. Walton, Chief Executive
                                                Officer


                                                By: /s/ Darrell G. Musick
                                                   ------------------------
                                                Darrell G. Musick, President